Hearing Date: May 26, 1998
                                                      Hearing Time: 9:30 a.m.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for Home Holdings Inc.,
Debtor and Debtor-in-Possession
919 Third Avenue
New York, New York 10022-3897
(212) 735-3000
Kayalyn A. Marafioti (KM 9362)
Stephanie R. Schwartz (SS 3000)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                      :
       In re                          :
                                      :  Chapter 11
HOME HOLDINGS INC.,                   :  Case No. 98 B 40319 (JHG)
                                      :
                  Debtor.             :
                                      :
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               NOTICE OF MOTION REGARDING MODIFICATION OF PLAN OF
               REORGANIZATION UNDER 11 U.S.C. ss. 1127 AND FED. R.
                                 BANKR. P. 3019

            PLEASE TAKE NOTICE that upon the annexed Motion, dated April 29, 1998, Home Holdings Inc. ("Home Holdings") will move this court before the Honorable Jeffry H. Gallet, United States Bankruptcy Judge, at the United States Bankruptcy Court, One Bowling Green, 5th Floor, New York, New York 10004, on May 26, 1998 at 9:30 a.m. or as soon thereafter as counsel may be heard, for an order under 11 U.S.C. ss. 1127 and Fed. R. Bankr. P. 3019 determining that (i) Home Holdings' Second Amended Plan (as defined in the Motion) does not adversely change the treatment of the claim of any creditor, (ii) parties-in-interest which have voted in favor of Home Holdings' initial Plan (as defined in the Motion) shall be deemed to have accepted the Second Amended Plan, and (iii) disclosure statement filed in connection with the Plan and approved by order of the court on March 4, 1998 contains adequate information with respect to the Second Amended Plan. A copy of the Second Amended Plan, marked to show changes from the Plan, is annexed to the Motion.

            PLEASE TAKE FURTHER NOTICE that objections, if any, to the Motion or to confirmation of the Second Amended Plan must be made in writing and received in the chambers of the Honorable Jeffry H. Gallet, One Bowling Green, 5th
Floor, New York, New York 10004 and by (i) the undersigned, (ii) the Office of the United States Trustee, 80 Broad Street, 3rd Floor, New York, New York 10004,
Att'n: Paul K. Schwartzberg, Esq., (iii) Anderson Kill & Olick, P.C., attorneys for the Creditors' Committee, 1251 Avenue of the Americas, New York, New York 10020-1182, Att'n: Anthony Princi, Esq., (iv) Paul, Weiss, Rifkind, Wharton & Garrison, attorneys for the Zurich Group, 1285 Avenue of the Americas, New York, New York 10019-6064, Att'n: Alan W. Kornberg, Esq., (v) Simpson Thacher & Bartlett, attorneys for Trygg-Hansa AB, 425 Lexington Avenue, New York, New York 10017-3909,


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

Att'n: Lillian Kraemer, Esq., (vi) White & Case, attorneys for the Department, 1155 Avenue of the Americas, New York, New York 10036-2787, Att'n: Allan L. Gropper, Esq.; and (vii) Dewey Ballantine LLP, attorneys for The Home Insurance Company, 1301 Avenue of the Americas, New York, New York 10019, Att'n: Sandor E. Schick, Esq., no later than 5:00 p.m. on May 14, 1998.

Dated: New York, New York
       April 29, 1998

                                          SKADDEN, ARPS, SLATE, MEAGHER
                                           & FLOM LLP
                                          Attorneys for Home Holdings Inc.,
                                          Debtor and Debtor-in-Possession


                                          By: /s/ Kayalyn A. Marafioti
                                             -----------------------------------
                                              Kayalyn A. Marafioti (KM 9362)
                                                 (A Member of the Firm)

                                          919 Third Avenue
                                          New York, New York 10022-3897
                                          (212) 735-3000


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